UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 27, 2019

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01 Other Events.

On February 27, 2019, pursuant to the Amended and Restated Mattel, Inc. (“Mattel”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), Robert Normile, Executive Vice President, Chief Legal Officer and Secretary, entered into an individual Rule 10b5-1(c) trading plan (the “Plan”) with a broker to sell shares of Mattel stock to be acquired upon the exercise of employee stock options (the “Options”), as detailed below. The Options are scheduled to expire on July 31, 2019. In accordance with the Guidelines, the first sale under the Plan will not take place until at least 30 days after the date Mr. Normile adopted his Plan.

Name of Executive	Title	Number of Shares in Plan	Option Grant Date	Option Expiration Date	Date of Adoption of Plan	Plan Termination Date

Robert Normile	Executive Vice President, Chief Legal Officer and Secretary	72,267	07/31/2009	07/31/2019	02/27/2019	07/31/2019

The transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not aware of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options and the sale of shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: March 5, 2019	By:	/s/ Robert Normile
Name: Robert Normile
Title: Executive Vice President, Chief Legal Officer and Secretary